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                          TECHNOLOGY LICENSE AGREEMENT

                                     Between

     Honeywell International Inc. and Honeywell Intellectual Properties Inc.

                                       And

                              Laser Energetics Inc.

Relating to R-Line Optical Pumping of Alexandrite Lasers Using Semiconductor Diode Lasers

                              Dated: March 23, 2000

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                   HONEYWELL AND LASER ENERGETICS PROPRIETARY


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                                TABLE OF CONTENTS

PREAMBLE.......................................................................3

RECITALS.......................................................................3

1.     DEFINITIONS.............................................................3

2.     LICENSE GRANT; CONFIDENTIALITY..........................................3

3.     REPRESENTATIONS AND WARRANTIES; PATENT INDEMNITY; DISCLAIMERS;
       TERMINATION.............................................................3

4.     COMPENSATION............................................................3

5.     CODE OF CONDUCT AND PROPER BUSINESS PRACTICES...........................3

6.     INTERPRETATION AND ENFORCEMENT..........................................3

7.     MISCELLANEOUS...........................................................3

8.     ENTIRE AGREEMENT........................................................3

SIGNATORIES....................................................................3

EXHIBIT A......................................................................3

EXHIBIT B......................................................................3


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                          Technology License Agreement

Preamble

      This Technology License Agreement ("Agreement") is made effective March 21, 2000 ("Effective Date") by and between Honeywell International Inc., a Delaware corporation acting through its Defense Avionics Systems business unit having an office at 699 Route 46 East, Teterboro, NJ 07608 and Honeywell Intellectual Properties Inc., an Arizona corporation having an office at 8440 South Hardy Drive, Tempe, Arizona 85285 (collectively referred to as "Honeywell"), and Laser Energetics Inc., a Florida corporation having a place of business at 4044 Quaker Bridge Road, Mercerville, NJ 08619 (referred to as "Licensee"). Honeywell and Licensee hereinafter may also be referred to collectively as "Parties" and separately as a "Party".

Recitals

      WHEREAS, Honeywell is in possession of at least license rights in the invention disclosed in Invention Record P.D. File 82-2716 entitled "R-Line Optical Pumping of Alexandrite Lasers Using Semiconductor Diode Lasers" ("Invention Record") attached hereto as Exhibit A and claimed in U.S. Patent Nos. 5,488,626 and 6,009,114, (such license rights being referred to herein as "Invention Rights") and

      WHEREAS, Licensee is interested in receiving, and Honeywell is interested in transferring to Licensee, certain rights in Honeywell's Invention Rights under mutually agreed upon terms and conditions.

      NOW THEREFORE, in consideration of the mutual covenants, promises and conditions set forth in this Agreement, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.    Definitions

As used herein, the terms below have the following meanings. Any such terms, unless the context otherwise requires, may be used in the singular or the plural, depending upon the reference.

      1.1 "Cash Payment" shall mean any and all sublicense fees or other similar consideration paid to Licensee under Sublicenses that Licensee secures under this Agreement.

      1.2 "Royalties" shall mean any and all running royalties or other similar consideration paid under Sublicenses secured by Licensee pursuant to this Agreement.


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      1.3 "Sublicensee" shall mean the person or entity who is granted by
Licensee a sublicense to use the Invention Rights to make, use, and sell the Licensed Products in accordance with this Agreement.

      1.4 "Sublicense" shall mean any and all sublicenses granted by Licensee to the Sublicensees of the right and license to use the Invention Rights for the sale of the Licensed Products pursuant this Agreement.

      1.5 "Licensed Product" means the products listed in Exhibit B, the sale of which by Licensee or its Sublicensees, would, but for rights, licenses, and sublicenses granted pursuant to this Agreement, constitute infringement or unauthorized use of any of the Invention Rights.

      1.6 "Net Selling Price" means, with respect to a Licensed Product sold, leased, exchanged, or put into use,

            (a) if the sale or transfer is between Licensee or its Sublicensee, as the case may be, and an unaffiliated buyer in an arm's length sale or transfer for such Licensed Product, the selling price (or value of property or consideration received if not cash) actually obtained by Licensee or its Sublicensee from an unaffiliated buyer in the form in which it is sold, whether or not assembled (and without excluding therefrom any components or subassemblies which are included in such selling price);

            (b) if the sale or transfer is between Licensee or its Sublicensee, as the case may be, and any of its affiliates for resale to a buyer unaffiliated with Licensee or its Sublicensee and their affiliates, the selling price shall be the actual selling price to such unaffiliated buyer; or

            (c) for all sales or transfers other than 1.4 (a) and (b) including a sale or transfer between Licensee or its Sublicensee, as the case may be, and a buyer in any other manner other than in an arm's length sale, (i) the selling price of such licensed product which Licensee or its Sublicensee charged when last selling such Licensed Products per se and in comparable quantities; (ii) if Licensee or its Sublicensee has not previously sold such Licensed Product per se or has done so only in quantities which are not comparable to the quantities of such Licensed Products, then the selling price shall be the publicly available selling price, in comparable quantities, charged by a third party which sells substantially the same such product, or the average publicly available selling price of third parties selling substantially the same product if it is sold by more than one third party; or (iii) if substantially the same product is not being sold by a third party, then the selling price shall be 200% of Licensee's or its Sublicensee's fully burdened direct manufacturing cost for such Licensed Product;


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including in (a), (b) and (c) billings for sales or lease commissions and normal packaging and less in (a), (b) and (c), the following to the extent invoiced and actually paid or allowed by Licensee:

                        (i) extra packaging charges caused by special customer requests;

                        (ii) usual trade discounts allowed to unaffiliated persons or entities;

                        (iii) returns and allowances;

                        (iv)  transportation and directly related duties; and

                        (v)   excise and sales taxes.

      1.7 "Term" of this Agreement shall mean the period beginning on the Effective Date and continuing until and including the Termination Date.

      1.8 "Termination Date" shall mean the termination date of this Agreement. Unless this Agreement is terminated earlier in accordance with one or more provisions of this Agreement, the Termination Date shall be the expiration date of U.S. Patent No. 5,488,626 and 6,009,114.

      1.9 "Territory" shall mean the United States.

2.    License Grant; Confidentiality

            2.1 Conveyance. Honeywell grants to Licensee a personal, nontransferable (except as provided in Paragraph 6.4.1) exclusive, royalty-bearing license in the Territory under the Invention Rights to practice the technology described in the Invention Record and to sell Licensed Products. Effective upon Honeywell being named the record owner of U.S. Patent Nos. 5,488,626 and 6,009,114, as evidenced by USPTO records, Honeywell hereby grants to Licensee a personal, royalty-bearing nontransferable (except as provided in Paragraph 6.4.1) exclusive, fully paid-up right in the Territory to sublicense others under the Invention Rights to practice the technology described in the Invention Record and to sell Licensed Products. Honeywell hereby acknowledges its intent to take the reasonable steps to become the owner of record of U.S. Patent Nos. 5,488,626 and 6,009,114.


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      Prior to Licensee entering Sublicenses under this Agreement, the parties shall negotiate in good faith and mutually agreed on minimum sublicensing terms and conditions to be included in all Sublicenses. Honeywell shall retain, and does hereby retain, the exclusive right to enforce the Invention Rights and the right to license the Invention Rights in connection with the settlement of any enforcement of the Invention Rights against potential infringers. Upon identifying a prospective Sublicensee, Licensee shall submit in writing to Honeywell a term sheet delineating proposed terms and conditions of the contemplated Sublicense. Honeywell hereby agrees to respond in writing within ten (10) business days from the date of receipt of the term sheet. In the event that Honeywell fails to respond within ten (10) days, such failure to respond shall be deemed an acceptance of the terms detailed in the term sheet, and Licensee shall be permitted to enter into a Sublicense with the Sublicensee on those terms.

      2.2 Scope of License. No license, either express or implied, is granted by Honeywell to Licensee hereunder with respect to any patent, trade secret, information or intellectual property rights except as expressly stated above.

      2.3 Protection of Invention Rights. Honeywell shall at all times have the sole right to take or not take whatever steps it deems necessary or desirable to protect its rights in the Invention Rights.

      2.4 Patent Markings. Licensee shall mark all products made thereby or therefor, which embodies the invention disclosed in the Invention Record and claimed in U. S. Patent Nos. 5,488,626 and 6,009,114. If it is impractical to so mark such products, then Licensee shall use reasonable efforts to so mark the packages, containers, or documentation distributed with the products. Licensee shall furnish to the Honeywell on request representative samples of patent markings used thereby in connection with such products.

      2.5 Confidentiality. The Proprietary Information Exchange Agreement entered between Honeywell and Licensee dated May 26, 1998 ("PIEA") is hereby incorporated by reference and made a part hereof. In the event of a conflict between the PIEA and this Agreement, the PIEA shall take precedence and control.

      2.6 Minimum Level of Performance. Effective upon Honeywell being named the record owner of U.S. Patent Nos. 5,488,626 and 6,009,114 as evidenced by USPTO records, Licensee shall be obligated to certain minimum performance obligations to be negotiated in good faith by the parties consistent with the following:

            2.6.1 Licensee shall identify in writing to Honeywell Sublicensees who are ready, able and willing to enter into Sublicenses;


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            2.6.2 Licensee shall identify in writing to Honeywell potential
                  Sublicensees to which Licensee has actively marketed and promoted the Invention Rights during the preceding year; and

            2.6.3 Licensee shall use all reasonable means to effectively promote the sublicensing of the Invention Rights. These means shall include, but are not be limited to the following:

                        a. diligently and faithfully soliciting Sublicenses for the Invention Rights;

                        b. providing knowledgeable and trained personnel to assist in the sublicensing of the Invention Rights;

                        c. making visits to potential Sublicensees from time to time; and

                        d. make quarterly reports to Honeywell regarding its efforts and progress made towards sublicensing the Invention Rights.

      3. Representations and Warranties; Patent Indemnity; Disclaimers; Termination

                  3.1 Honeywell Representations and Warranties. Honeywell hereby represents and warrants to Licensee, to Honeywell's knowledge, that it has the right to grant to Licensee the rights and licenses granted herein and to enter this Agreement; and Honeywell is receiving the Shares (as defined in Section 4.1) for investment purposes for its own account, and not with the view to or in connection with any distribution thereof. Honeywell understands that the Shares may not be sold, assigned, offered for sale, pledged or otherwise transferred unless such transaction is registered under the Securities Act of 1933 and applicable state securities laws, or exemptions from such registration requirements are available or such requirements are not applicable.

                  3.2 Licensee Representation and Warranties. Licensee hereby represents and warrants to Honeywell that, to Licensee's knowledge, Licensee has the right to grant to Honeywell the rights granted herein and to enter this Agreement. The authorized capital stock of Licensee consists of 25,000,000 shares of common stock, of which, on the date hereof, 4,344,580 shares are issued and outstanding. The Shares (as defined in Section 4.1) have been validly authorized and issued, are fully paid and nonassessable and have not been issued in violation of any preemptive rights or of any federal or state securities laws. In addition, options and contractual commitments exist relating to the issuance of 440,000 shares of common stock. Exclusive of these 440,000 shares,


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there is no security, option, warrant, right, call, subscription agreement, commitment or understanding of any nature whatsoever to which Licensee is a party, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of Licensee or any securities convertible into, or other rights to acquire, any shares of capital stock of Licensee, (ii) obligates Licensee to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of such capital stock, securities or rights. Licensee has, and will transfer to Honeywell at the Closing, good and valid title to the Shares, free and clear of any lien, encumbrance, charge or other security interest, proxies and voting or other agreements.

      3.3 Disclaimers. Honeywell does not make any representation to Licensee regarding the scope, validity or enforceability of the Invention Rights. Other than expressly provided in Paragraph 3.1 herein, Honeywell makes no representations, extends no warranties of any kind and assumes no responsibility or liability whatsoever with respect to the design, manufacture, assembly, testing, sale, use or importation of any products or any portion thereof. THERE ARE NO OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, EVEN IF HONEYWELL HAS BEEN MADE AWARE OF SUCH PURPOSE, OR WARRANTIES AGAINST INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, EVEN IF HONEYWELL HAS BEEN MADE AWARE OF SUCH INFRINGEMENT. EXCEPT FOR CONFIDENTIALITY OBLIGATIONS HEREUNDER, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE OTHER OR ITS AFFILIATES FOR INDIRECT DAMAGES, INCLUDING ANY LOST PROFITS OR OTHER INCIDENTAL OR CONSEQUENTIAL, EXEMPLARY OR SPECIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT, INCLUDING THE USE OR INABILITY TO USE ANY PATENT OR PRODUCTS. HONEYWELL'S TOTAL LIABILITY IN THE AGGREGATE UNDER THIS AGREEMENT IS LIMITED TO AND SHALL NOT EXCEED THE MONIES RECEIVED UNDER THIS AGREEMENT UP TO FIVE HUNDRED THOUSAND DOLLARS (US$500,000).

3.4 Termination.

            3.4.1 Subject to the terms of Paragraph 3.4.3, Honeywell may terminate this Agreement upon thirty (30) days prior written notice to Licensee upon Licensee's default in the performance of the material terms, conditions, obligations, undertakings, covenants or liabilities set forth herein. The termination rights and remedies available to Honeywell provided herein are in addition to all other rights and remedies available to Honeywell.

            3.4.2 Subject to the terms of Paragraph 3.4.3, Licensee may terminate this Agreement upon thirty (30) days prior written notice to Honeywell upon Honeywell's default in the performance of any of the material terms, conditions, obligations, undertakings, covenants or liabilities set forth herein. The termination rights and remedies available to Licensee provided herein are in addition to all other rights and remedies available to Licensee.


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            3.4.3 If an event set forth in Paragraphs 3.4.1 or 3.4.2, above (a
"Default") occurs, the non-defaulting Party (the "Non-Defaulting Party") shall provide written notice to the defaulting Party (the "Defaulting Party") of the alleged occurrence of the event. The Defaulting Party shall have thirty (30) days from the date that the notice was given in order to cure the Default. In the event that the Default is not cured within the thirty (30) day period the Non-Defaulting Party shall have the right to terminate the Agreement. Except as otherwise provided in this Agreement, the Non-Defaulting Party's election to terminate this Agreement in accordance with this Paragraph shall be without prejudice to the Non-Defaulting Party's right to seek any and all additional legal remedies to which it may be entitled as a result of the Default.

      4.    Compensation

      4.1 Initial License Fee under this Agreement. Licensee shall deliver to Honeywell (1) upon execution of the Agreement, stock certificates in the name of Honeywell International Inc. for twenty thousand (20,000) shares of common stock for Laser Energetics Inc. having an agreed value as of the Effective Date of one hundred thousand dollars (US$100,000) (the "Shares") and (2) on or before the second anniversary of the Effective Date, a non-refundable, non-creditable, one time, lump sum payment in the amount of five hundred thousand United States dollars (US$500,000) ("Initial Payment").

      4.2 Further Payments under this Agreement.

            4.2.2 Licensee shall pay to Honeywell running royalties of any and all Licensed Products which are sold, exchanged, leased or put into first use by Licensee or its Sublicensees, which royalty shall be at the rate of six (6%) applied to the Net Selling Price of such Licensed Products.

            4.2.3 The first five hundred thousand dollars (US$500,000) in Cash
                  Payments received by Licensee under Sublicenses secured by Licensee shall be paid to Honeywell, which Cash Payments shall be creditable towards the Initial Payment until paid in full. After the Initial Payment has been paid in full, Licensee shall pay to Honeywell fifty percent (50%) of any Cash Payment paid to Licensee under Sublicenses that Licensee secures. Nothing contained in this Paragraph 4.2.3 shall relieve Licensee from its obligation to pay to Honeywell the Initial Payment in full on or before the second anniversary of the Effective Date;

            4.2.4 Commencing on the third anniversary of the Effective Date and each anniversary thereafter, Licensee shall pay to Honeywell minimum, guaranteed, annual payments comprising Cash Payments and Royalties in the amount of fifty thousand US dollars (US$50,000) ("Annual Minimums"). Cash Payments creditable towards the Initial Payment as set forth in Paragraph 4.2.3 shall not be creditable towards the Annual Minimums; and


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            4.2.5 In the event Honeywell grants a license to a potential infringer under the Invention Rights in connection with the settlement of an enforcement of the Invention Rights, Honeywell agrees to share with Licensee the proceeds resulting from such license after and less Honeywell's fair reasonable costs and expenses associated with the enforcement effort as follows:

                  (a) Honeywell shall pay to Licensee fifty percent (50%) of any initial payments made by the potential infringers for a license under the Invention Rights, which shall be creditable towards the Initial Payment until paid in full; and

                  (b) The first six percent (6%) of running royalties received from a potential infringer for a license under the Invention Rights shall belong exclusively to Honeywell. Honeywell shall pay to Licensee a running of 50% royalties received above and beyond six percent (6%) of any and all Licensed Products which are sold, exchanged, leased or put into first use by the potential infringer.

      4.3 Payment schedule, calculation and method of payments. Unless otherwise expressly stated herein, all payments due and payable to Honeywell under this Agreement shall be made in accordance with the following payment schedule, calculation and method of payments:

            4.3.1 All royalties to Honeywell under Paragraph 4.2 of this Agreement are to be paid each calendar quarter within thirty (30) days following the end of such quarter.

            4.3.2 Commencing on the third anniversary of the Effective Date and within thirty (30) days after each anniversary of the Effective Date, Licensee shall pay to Honeywell the difference between the Annual Minimums and the actual payments made by Licensee during the twelve month period preceding the anniversary of the Effective Date (excluding Initial Payments and Cash Payments creditable towards the Initial Payment). In the event Licensee fails to timely pay the Annual Minimums and comply with its obligations under Paragraph 4.3.2, the exclusive licenses granted to Licensee hereunder shall automatically become non-exclusive and nothing contained hereunder shall prohibit Licensee from exploiting or licensing the Invention Rights without restriction.


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            4.3.3 All payments to Honeywell under Paragraph 4.2 of this
      Agreement shall be accompanied by a report showing information reasonably requested by Honeywell and reasonably necessary for Honeywell to calculate payments due from Licensee under this Agreement.

            4.3.4 Licensee shall pay interest to Honeywell at a rate of two percent (2%) over the prime per annum interest rate in the country of Licensee's domicile on any and all amounts that are at any time overdue and payable to Honeywell under this Agreement, such interest being calculated on each such overdue amount from the date when such amount became due to the date of actual payment thereof. The payment of such interest shall not replace any of Honeywell's other rights under this Agreement resulting from Licensee's default by failure to pay any amounts due hereunder.

            4.3.5 Licensee shall at all times during the life of this Agreement, and for three (3) years after termination, accumulate accurate and up-to-date records which will contain the complete data from which amounts due to Honeywell under this Agreement can be readily calculated, shall preserve and permit audits and examination of such records by Honeywell's representatives at reasonable intervals and under reasonable conditions during the life of this Agreement and for three (3) years thereafter, and shall supply to such Honeywell representatives upon request all information useful in making a proper audit and verification of Licensee's performance of its obligations under this Agreement. If an audit, examination or verification shows that Licensee has paid less than required under this Agreement, Licensee shall promptly pay the delinquent amount, together with late payment charges as set forth in Paragraph
      4.3.4. If the amount of underpayment exceeds ten percent (10%) of the amount that should have been paid, Licensee shall also pay the full cost of the audit described in this Paragraph 4.3.5.

      4.4 All amounts payable to Honeywell under this Agreement are to be paid in U.S.A. currency. Payments shall be made by electronic wire transfer as follows:

                      Mellon Bank
                      Pittsburgh, PA
                      ABA 043000261
                      Honeywell Intellectual Properties Inc.
                      Account Number 009-7594
                      Advice: AE-O-716

5.    Code of Conduct and Proper Business Practices

      5.1 Licensee agrees that it shall take no action or use or spend any funds, regardless of source, in violation of the laws of the United States of America or any country or countries in which it performs under this Agreement, including but not limited to the payment of bribes, kickbacks, political contributions, or other prohibited payments.


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      5.2 Licensee certifies that Honeywell has provided Licensee a copy of, and that Licensee has read, understands and agrees to abide by the provisions of, the Honeywell Code of Conduct and the United States Foreign Corrupt Practices
Act ("FCPA"), as amended, 15 USC sections 78(m)b, 78dd-1, 78dd-2, 78ff(c).

      5.3 Documentation of all business transactions shall properly describe the pertinent events and such records must not be false, distorted or misleading. No undisclosed or unrecorded fund or asset shall be established for any purpose.

      5.4 LICENSEE agrees to indemnify, defend and hold harmless Honeywell from and against any and all demands, claims, suits, causes of action, liability, losses, costs, expenses, settlements, and judgements (collectively "Claims"), whether arising in equity, at common law, or by statute or regulation of any country, or under the law of contract, or torts based upon, in connection with, relating to or arising out of Licensee's failure to perform in accordance with this Paragraph 5.

6.    Interpretation and Enforcement

      6.1 Relationship of Parties. The relationship between Honeywell and Licensee is that of licensor and licensee. This Agreement does not create the relationship of principal and agent between Honeywell and Licensee for any purpose whatsoever. This Agreement shall not be construed as constituting Licensee and Honeywell as partners, joint ventures, or as creating any other form of legal association, franchise or arrangement which would impose liability upon one Party for the act or omission of the other Party. Neither Party is granted any express or implied right of authority by the other Party to assume or to create any obligation or responsibility on behalf of or in the name of the other Party, or to bind the other Party in any manner or thing whatsoever, except as otherwise expressly stated herein.

      6.2 Government Regulations. This Agreement is subject to all applicable laws and regulations of the U.S. Government and foreign governments. Each Party shall be responsible for obtaining any necessary import licenses, export licenses or other governmental authorizations required in connection with any disclosure by it under this Agreement, including disclosures to foreign nationals located within a facility of a Party hereto, as the case may be. Furnishing of information shall be subject to prior receipt of all necessary governmental approvals.

      6.3 No Interest in Honeywell. Licensee is not investing in or obtaining any debt or equity interest in Honeywell under the terms of this Agreement.


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      6.4 Assignment.

            6.4.1 Licensee shall not assign or otherwise transfer, in whole or part, its rights and obligations under Agreement, except in connection with a sale of all or substantially all of its business or assets, without the prior written consent of Honeywell, which consent shall not be unreasonably withheld.

            6.4.2 In the event assignment takes place in accordance with Paragraph 6.4.1, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective Parties hereto.

      6.5 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by facsimile transmission, commercial courier, or certified, registered or express mail, postage prepaid and return receipt requested. Any such notice shall be deemed given when so delivered personally or sent by express mail or commercial courier; or, if mailed certified or registered, two (2) business days after the date of deposit in the United States mail; or, if sent by facsimile transmission, when actually received; addressed as follows:

      If to Licensee to:

             Licensee
             Laser Energetics Inc.
             4044 Quaker Bridge Road
             Mercerville, NJ  08619
             Attention: Robert D. Battis
                        President & CEO
             Facsimile: (609) 587-9315
             Telephone: (609) 587-8250

             With a copy to:

             Stark & Stark
             P.O. Box 5315
             Princeton, NJ 08543-5315
             Attn.: Rachel Lilienthal Stark

      If to Honeywell to:

             Honeywell Intellectual Properties Inc.
             8440 South Hardy Drive
             P.O. Box 22322
             Tempe, AZ 85285, USA
             Attention: President
             Facsimile: 480-592-3107
             Telephone: 480-592-3101


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             Honeywell Defense Avionics Systems
             699 Route 46 East
             Teterboro, NJ 07608, USA
             Attention: Assistant General Counsel - Intellectual Property
             Facsimile: (201) 393-6564
             Telephone: (201) 393-2941

      6.6 Severability. The invalidity or unenforceability of any section or provision of this Agreement shall not affect the validity or enforceability of any one or more of the other sections or provisions. If any section or provision herein is held to be unenforceable for any reason, this Agreement shall be adjusted rather than voided, in order to achieve the intent of the parties to the extent possible. In that event, all other sections and provisions herein shall be deemed valid and enforceable to the fullest extent permitted by applicable law.

      6.7 Controlling Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

      6.8 Arbitration.

            6.8.1 "Dispute" shall be defined as any controversy, claim or dispute arising out of or relating to this Agreement or the transactions contemplated thereby, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate and the nature and amount of any damages available to either Party as a result of any breach of this Agreement by the other Party. Notwithstanding the termination of this Agreement, in the event of any Dispute, the Parties shall attempt to reach an amicable settlement. Failing such settlement, the Dispute shall be settled by arbitration in New Jersey in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in the English language. The arbitration will be before a sole arbitrator, provided, however, that if the Parties are unable to agree upon a single arbitrator within twenty-five (25) days of the request for arbitration, then each Party shall select an arbitrator within twenty-five (25) days thereafter and the arbitrators so selected shall in turn select a third arbitrator within ten (10) days of their respective selections.


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                                    Page 14

            6.8.2 No arbitrator shall be a current or former officer, employee, director, or affiliate of any Party hereto or of its affiliates or any other Representative and shall not otherwise have any interest in either Party.

            6.8.3 Any Party may seek interim or provisional relief from any court that is necessary to protect the rights or property of that Party, pending the appointment of the arbitrator(s) or pending the arbitrator's determination of the merits of the controversy.

            6.8.4 With respect to any Dispute that involves an issue regarding a sum of money, each Party shall submit to the arbitrator(s) the amount of money that the Party believes is the correct sum, along with an explanation of how the Party determined the amount. The arbitrator's determination shall be limited to choosing between the amounts submitted by the Parties. The arbitrator(s) shall not have the ability to choose an amount other than one of the amounts submitted by one of the Parties.

            6.8.5 The Parties shall bear their own costs and expenses, including attorneys' fees, but the arbitrator(s) may, in the award, allocate all of the administrative costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrator and mediator, against the Party who did not prevail.

            6.8.6 The arbitration award shall be binding upon the parties hereto, shall be in writing and shall specify the factual and legal bases for the award. Judgment on the award may be entered in any court having jurisdiction.

            6.8.7 In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question shall be barred by the applicable statute of limitations.

            6.8.8 This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law.


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                                    Page 15

7.    Miscellaneous

      7.1 Public Announcement. All press releases and public announcements relating to the matters contemplated by this Agreement shall be agreed to and prepared jointly by the Parties. Notwithstanding anything herein to the contrary, each Party is prohibited from using in advertising, publicity, promotion, marketing, or other similar activity, any name, trade name, trademark, or other designation including any abbreviation, contraction or simulation of the other without the prior, express, written permission of the other.

      7.2 Costs. Each Party shall each bear their own costs and expenses in performing their respective obligations under this Agreement.

      7.3 Survival. The terms and conditions of this Agreement regarding confidentiality, payment, warranties, liability, indemnification and all others that by their sense and context are intended to survive the execution, delivery, performance, termination or expiration of this Agreement survive and continue in effect.

      7.4 Reexport of Technical Data. Licensee acknowledges that any commodities and/or technical data provided under this Agreement is subject to the Export Administration Regulations ("the EAR") administered by the U.S. Commerce Department and that any export or re-export thereof must be in compliance with the EAR. Licensee agrees that it shall not export or reexport, directly or indirectly, any commodities and/or technical data (or direct products thereof) provided under this Agreement in any form to destinations in Country Groups D:1 or E:2, as specified in Supplement No. 1 to Part 740 of the EAR, and as modified from time to time by the U.S. Department of Commerce, or to destinations that are otherwise controlled or embargoed under U.S. law.

      7.5 Captions. The Section headings contained in this Agreement are for purposes of reference only and shall not limit, or otherwise affect the construction of any provisions of this Agreement.

      7.6 Waiver. Acceptance by either Party of any performance less than required hereby shall not be deemed to be a waiver of the rights of such Party to enforce all of the terms and conditions hereof. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless reduced to writing and executed by the Party making such waiver.

      7.7 Binding Effect. This Agreement shall be binding and inure to the benefit of the Parties and their successors or assigns.


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                                    Page 16

8.    Entire Agreement

      This Agreement and the Proprietary Information Exchange Agreement entered by the Parties dated May 26, 1998 constitute the entire understanding and agreement between the Parties relating to the subject matter hereof and supersedes and cancels any and all previous or collateral agreements, negotiations, commitments, representations or understandings between the Parties in respect thereto. It may only be changed or supplemented by a written amendment signed by the authorized representatives of the Parties. Each addendum executed shall be considered part of this Agreement and the terms of each shall control in the event of any inconsistency with the terms of this Agreement.


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                                    Page 17

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

Signatories

Honeywell International Inc.                 Licensee


Signature: /s/                               Signature: /s/ Robert D. Battis
           ---------------------------                  ------------------------

By:                                          By:    Robert D. Battis
    ----------------------------------

Title:                                       Title: President & CEO
       -------------------------------

Date:                                        Date:  March 23, 2000
      --------------------------------


Honeywell Intellectual Properties Inc.


Signature: /s/
           ---------------------------

By:
    ----------------------------------

Title:
       -------------------------------

Date:
      --------------------------------


                   HONEYWELL AND LASER ENERGETICS PROPRIETARY

                                    EXHIBIT A

                          Invention Record P.D. 82-2716


                   HONEYWELL AND LASER ENERGETICS PROPRIETARY

                                    EXHIBIT B

                                LICENSED PRODUCTS

Lasers, laser subassemblies, and discrete laser components and devices in lasers thereof.


                   HONEYWELL AND LASER ENERGETICS PROPRIETARY


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